Exhibit 23.1
Consent of Telford Sadovnick, P.L.L.C.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors
Novastar Resources Ltd.
(An Exploration Stage Company)

We consent to the incorporation by reference in Registration Statement Nos. 333-135842 and No. 333-137421 on Form S-8, dated July 18, 2006, and September 19, 2006, respectively, of the consolidated financial statements and financial statement schedule of Novastar Resources Ltd. and subsidiaries (the "Company") appearing in this Annual Report on Form 10-KSB of the Company for the year ended June 30, 2006.

TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington

September 25, 2006